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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): October 1, 1997


                            CITYSCAPE FINANCIAL CORP.
             (Exact name of registrant as specified in its charter)



         DELAWARE                   0-27314                      11-2994671
State or Other Jurisdiction       Commission                   (IRS Employer
     of Incorporation             File Number                Identification No.)


  565 Taxter Road, Elmsford, New York                            10523-5200
(Address of Principal Executive Offices)                          Zip Code



Registrant's telephone number, including area code: (914) 592-6677

                       ----------------------------------
                         Former name or former address,
                          if changed since last report
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Item 5.  Other Events.

Legal Proceedings.

         On October 1, 1997, a class action was filed against Cityscape Financial Corp. ("Cityscape") and two of its officers and directors in the United States District Court for the Eastern District of New York on behalf of all purchasers of Cityscape Common Stock during the period from April 1, 1997 through August 15, 1997 alleging violations of the federal securities laws in connection with public filings and announcements made in 1997 concerning Cityscape's loan and accounting policies and seeking to recover damages for all members of the class. Cityscape believes that these allegations are entirely without merit and that its disclosures were proper, complete and accurate. Cityscape intends to vigorously defend against this lawsuit and seek its early dismissal.

         Cityscape Financial Corp. is a consumer finance company that, through its wholly-owned subsidiaries, Cityscape Corp. and City Mortgage Corporation Limited, is engaged in the business of originating, purchasing, selling and servicing mortgage loans in the United States and the United Kingdom, secured primarily by one- to four-family residences.

         Cityscape was founded in 1985 and is headquartered in Elmsford, New York with regional processing offices in California, Georgia, Illinois and Virginia.

         This report on Form 8-K contains forward-looking statements which involve risks and uncertainties. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors.
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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                    CITYSCAPE FINANCIAL CORP.
                                          (Registrant)



                                    By: /s/ Robert C. Patent
                                    Name:  Robert C. Patent
                                    Title: Executive Vice President

Dated: October 9, 1997